SUB-ITEM 77H

As of 12/31/10, the following person or entity no longer owns more than 25% of MFS Institutional Large Cap Value Funds voting securities:

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        PERSON/ENTITY                            FUND
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        City of Leominster                       ILV
        --------------------------------------------------